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                                                                     EXHIBIT 1.2


                            COMERICA CAPITAL TRUST I
                                   ("COMPANY")


                        7.60% TRUST PREFERRED SECURITIES
                   AS FULLY AND UNCONDITIONALLY GUARANTEED BY

                              COMERICA INCORPORATED

                                 TERMS AGREEMENT

                                                                   July 25, 2001

To:  The Representatives of the Underwriters identified herein



Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement dated July 25, 2001 ("UNDERWRITING AGREEMENT"), the following securities on the following terms:

         TITLE: 7.60% Trust Preferred Securities fully and unconditionally guaranteed by Comerica Incorporated (the "SECURITIES")

         NUMBER OF SECURITIES: 14,000,000.

         DISTRIBUTION RATE: annual rate of 7.60%.

         OPTIONAL REDEMPTION: any time on and after July 31, 2006.

         LISTING: New York Stock Exchange.

         PURCHASE PRICE: $24.2125 per Security plus accrued distributions, if any, from July 31, 2001.

         EXPECTED REOFFERING PRICE: $25 per Security plus accrued distributions, if any, from July 31, 2001, subject to change by the Representatives.

         CLOSING: 10 A.M. on July 31, 2001, at the offices of Simpson Thacher & Bartlett,



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in Federal (same day) funds.

         NAMES AND ADDRESS OF THE REPRESENTATIVES:

         Credit Suisse First Boston Corporation
         Salomon Smith Barney Inc.
         c/o Salomon Smith Barney Inc.
         388 Greenwich Street, 34th Floor
         New York, New York 10013

         The respective number of Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.



         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption "UNDERWRITING" in the prospectus supplement, the information contained in the tenth and eleventh paragraphs under the caption "UNDERWRITING" in the prospectus supplement pertaining to Regulation M under the Act and the information contained in the fifth sentence of the seventh paragraph under the caption "UNDERWRITING" in the prospectus supplement.


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                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                     Very truly yours,

                                                     Comerica Incorporated



                                                     By________________________



                                                     Comerica Capital Trust I



                                                     By________________________



The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.

Acting on behalf of themselves and as the Representatives of the several Underwriters


By Salomon Smith Barney Inc.

     By _________________________________



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                                                                               4


                                   SCHEDULE A


UNDERWRITER                                                                                         NUMBER OF SECURITIES
-----------                                                                                         --------------------
Credit Suisse First Boston Corporation..................................................                   1,494,500
Salomon Smith Barney Inc. ..............................................................                   1,494,500
A.G. Edwards & Sons, Inc................................................................                   1,470,000
Comerica Securities, Inc. ..............................................................                   1,470,000
J.P. Morgan Securities, Inc. ...........................................................                   1,470,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated......................................                   1,470,000
Morgan Stanley & Co. Incorporated.......................................................                   1,470,000
UBS Warburg LLC.........................................................................                   1,470,000
Dain Rauscher Incorporated..............................................................                     105,000
Goldman, Sachs & Co.....................................................................                     105,000
Keefe, Bruette & Woods..................................................................                     105,000
Lehman Brothers, Inc. ..................................................................                     105,000
ABN AMRO Incorporated...................................................................                      56,000
Banc of America Securities LLC..........................................................                      56,000
Bear Stearns & Co. Inc. ................................................................                      56,000
Charles Schwab & Co. Inc. ..............................................................                      56,000
CIBC World Markets Corp.................................................................                      56,000
Deutsche Banc Alex. Brown Inc. .........................................................                      56,000
First Union Securities, Inc. ...........................................................                      56,000
H&R Block Financial Advisors, Inc. .....................................................                      56,000
Legg Mason Wood Walker, Incorporated....................................................                      56,000




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                                                                               5

McDonald Investments Inc................................................................                      56,000
Prudential Securities Incorporated......................................................                      56,000
Quick & Reilly, Inc. ...................................................................                      56,000
Raymond James & Associates, Inc. .......................................................                      56,000
Tucker Anthony Incorporated.............................................................                      56,000
U.S. Bancorp Piper Jaffray Inc. ........................................................                      56,000
Wells Fargo Brokerage Services LLC .....................................................                      56,000
Advest Inc. ............................................................................                      35,000
BB&T Capital Markets, a Division of Scott Stringfellow..................................                      35,000
C.L. King & Associates, Inc. ...........................................................                      35,000
Crowell, Weedon & Co. ..................................................................                      35,000
D.A. Davidson & Co. ....................................................................                      35,000
Davenport & Company LLC.................................................................                      35,000
Fahnestock & Co. Inc. ..................................................................                      35,000
Fifth Third Securities, Inc. ...........................................................                      35,000
Gibraltar Securities Co. ...............................................................                      35,000
Gruntal & Co., L.L.C. ..................................................................                      35,000
HSBC Securities (USA) Inc. .............................................................                      35,000
J.J.B. Hilliard, W.L. Lyons, Inc. ......................................................                      35,000
Janney Montgomery Scott LLC.............................................................                      35,000
Mesirow Financial, Inc. ................................................................                      35,000
Morgan Keegan & Company, Inc. ..........................................................                      35,000



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
NatCity Investments, Inc. ..............................................................                      35,000
Parker/Hunter Incorporated..............................................................                      35,000
Robert W. Baird & Co. Incorporated......................................................                      35,000
Southwest Securities, Inc. .............................................................                      35,000
Stifel, Nicolaus & Company Inc. ........................................................                      35,000
TD Securities (USA) Inc. ...............................................................                      35,000
Utendahl Capital Partners, L.P..........................................................                      35,000
Wachovia Securities, Inc. ..............................................................                      35,000
Wedbush Morgan Securities, Inc. ........................................................                      35,000
William Blair & Company, L.L.C..........................................................                      35,000
                                                                                                         -----------
          Total.........................................................................                  14,000,000
                                                                                                         ===========